Exhibit (a)(ii)

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT No. 1 dated as of          , 2020 (the “Amendment”) to the Amended and Restated Deposit Agreement, dated as of December 12, 2005 (the “Deposit Agreement”) by and among (i) SSE plc (formerly known as Scottish & Southern Energy plc), a public limited company incorporated in Scotland with company number SC117119 (the “Company”), (ii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Holders from time to time of American Depositary Receipts issued thereunder.
W I T N E S S E T H:
WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and Receipts.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the Receipts, effective as of the date described in Section 4.01 hereof (the “Effective Date”), as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.       Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT AND RECEIPTS
SECTION 2.01.       All references in the Deposit Agreement and the Receipts to the term “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.
SECTION 2.02.       All references in the Deposit Agreement and the Receipts to the term “Scottish & Southern Energy plc” shall be amended to refer to “SSE plc”.
SECTION 2.03.       Section 1.01 of the Deposit Agreement shall be amended by the deletion of the definition of the term “Pre-release” in its entirety.
SECTION 2.04.       Section 2.09 of the Deposit Agreement is amended to read as follows:
[RESERVED]
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SECTION 2.05.       Paragraph 3 of Exhibit A to the Deposit Agreement (Form of Face of Receipt), and all outstanding Receipts, are amended to read as follows:
Transfers, Split-ups and Combinations; Limitations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, until the transfer books of the Depositary are closed as set forth in paragraph (4) of this Receipt, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books (a) after consultation with the Company at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or (b) at the request of the Company. Except as set forth above, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto, any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the register of the Share Registrar (or of any co-registrar); (ii) payment of any applicable fees as provided in paragraph (6) of this Receipt; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.
The Depositary may refuse to deliver Deposited Securities or Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against deposits of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Receipt or the Deposit Agreement or for any other reason. Notwithstanding any provision of this Receipt or the Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I (A) (1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.
Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which (a) if sold by the Holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or the sale of such Shares would be exempt from such provisions or (b) would thereby infringe any provisions of the Articles. The Depositary may accept Shares which the

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Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank for deposit only if such Shares have been acquired in a transaction (i) registered under the Securities Act of 1933, (ii) in compliance with Regulation S under the Securities Act of 1933, or (iii) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect. The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.
SECTION 2.06.       The first two paragraphs of Section 5.03 of the Deposit Agreement are amended to read as follows:
The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders (including, without limitation, liability with respect to the validity or worth of, or investment risk associated with acquiring an interest in, the Deposited Securities), except that it agrees to perform such duties as are specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.
Neither the Company nor any Director assumes any obligation nor shall any of them be subject to any liability under this Deposit Agreement to Holders, except that each agrees to perform its or his respective obligations set forth in this Deposit Agreement without gross negligence or willful misconduct.
SECTION 2.07.       The last paragraph of Section 5.03 of the Deposit Agreement is amended to read as follows:
The Depositary and its agents shall not be liable for any acts or omissions made by a predecessor or successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly before the appointment of or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.
SECTION 2.08.       Subsection (a) of Section 5.08 of the Deposit Agreement is amended to read as follows:
              (a) The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability, cost or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, or from any registration with the commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by either the Depositary or the Custodian, except for any liability, cost or expense arising directly out of its gross negligence or willful misconduct and, except to the extent that such liability, cost or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents.

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SECTION 2.09.       Subsection (b) of Section 5.08 of the Deposit Agreement is amended to read as follows:
[RESERVED]
SECTION 2.10.       Subsection (c) of Section 5.08 of the Deposit Agreement is amended to read as follows:
(c)  The Depositary agrees to indemnify the Company and to hold it harmless from any liability, cost or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian directly due to their gross negligence or willful misconduct.
SECTION 2.11.       Paragraph 16 of Exhibit A to the Deposit Agreement (Form of Face of Receipt) and all outstanding Receipts, are amended to read as follows:
Liability of the Depositary, the Company and the Directors. None of the Depositary, the Company and any Director shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Company and any Director shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. None of the Depositary, the Company and any Director assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders, except that each agrees to perform its or his respective obligations set forth in the Deposit Agreement without gross negligence or willful misconduct. None of the Depositary, the Company and any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its or his opinion may involve it or him in expense or liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. None of the Depositary, the Company and any Director shall be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it or him in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.  Subject to the Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary and the Custodian against and hold each of them harmless from any liability, cost or expense that may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the Receipts and (b) out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by the Depositary or the Custodian, except for any liability directly arising out of its gross negligence or willful misconduct and, except to the extent that such liability, cost or expense arises out of information relating to the Depositary or the

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Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents. The Depositary agrees to indemnify the Company and to hold it harmless from any such liability, cost or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian directly due to their gross negligence or willful misconduct. The Depositary and its agents shall not be liable for any acts or omissions made by a predecessor or successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly before the appointment of or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.
SECTION 2.12.       The second paragraph of Section 5.09 of the Deposit Agreement is amended to read as follows:
The Depositary may charge any party to whom Receipts are issued a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance of a Receipt.  The Depositary may charge any party who surrenders Receipts against delivery of Deposited Securities (including any party who surrenders Receipts after termination of the Deposit Agreement) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the surrender of a Receipt.  The Depositary may charge any Holder a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) with respect to (i) Receipts which are issued in connection with any distribution of Shares pursuant to the first sentence of Section 4.03 (a) or (ii) additional or new Receipts which are issued pursuant to the second sentence of Section 4.08.  In addition, the Depositary may charge a fee of up to $0.05 per American Depositary Share with respect to any distribution of cash dividends made pursuant to the Deposit Agreement, $0.05 per American Depositary Share with respect to any cash distribution (other than cash dividends) made pursuant to the Deposit Agreement, including such cash distributions made pursuant to Section 4.01 through 4.05, and a fee of up to $0.05 per American Depositary Share with respect to the distribution of rights pursuant to Section 4.04.  The Depositary may, for the operation and maintenance costs in administering the American Depositary Shares, charge any Holder an annual fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof), such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.

SECTION 2.13.       The first paragraph of paragraph 6 of Exhibit A to the Deposit Agreement (Form of Face of Receipt) and all outstanding Receipts, are amended to read as follows:
The Depositary may charge any party to whom Receipts are issued a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance of a Receipt. The Depositary may charge any party who surrenders Receipts against delivery of Deposited Securities a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the surrender (including any party who surrenders Receipts after termination of this Deposit Agreement) of a Receipt. The Company or the Depositary will pay, in accordance with Section 5.09 of the Deposit Agreement, all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge (including, without limitation, any

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amounts in respect of any applicable stamp taxes), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Share Registrar and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian or the nominee of either on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales as provided in the Deposit Agreement and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars as described in paragraph (10) (which are reimbursable out of such foreign currency). The Depositary may charge any Holder a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) with respect to (i) Receipts which are issued in connection with any distribution of Shares as described in paragraph (10) or (ii) additional or new Receipts which are issued as described in paragraph (13).In addition, the Depositary may charge a fee of up to $0.05 per American Depositary Share with respect to any distribution of cash dividends made pursuant to the Deposit Agreement, a fee of up to $0.05 per American Depositary Share with respect to any cash distribution (other than cash dividends) made pursuant to the Deposit Agreement, including such cash distributions made pursuant to paragraph (10), and a fee of up to $0.05 per American Depositary Share with respect to the distribution of rights pursuant to paragraph (10) hereof.  The Depositary may, for the operation and maintenance costs in administering the American Depositary Shares, charge any Holder an annual fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof), such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01.       Representations and Warranties of the Company.  Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary and the Holders and beneficial owners, that this Amendment, when executed and delivered by the Company, and the Deposit Agreement, as amended by this Amendment, will be duly and validly authorized, executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
SECTION 3.02.       Representations and Warranties of the Depositary.  The Depositary represents and warrants to the Company that this Amendment, when executed and delivered by the Depositary, and the Deposit Agreement, as amended by this Amendment, will be duly and validly authorized, executed and delivered by the Depositary, and each constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
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ARTICLE IV
MISCELLANEOUS
SECTION 4.01.       Effective Date.  This Amendment is dated as of the date set forth above but the provisions of Sections 2.11 and 2.12 hereof shall not become effective as to any outstanding Receipts until three months after notice hereof shall have been given to the Holders of such outstanding Receipts.  After the Effective Date, each Holder shall be deemed, by continuing to hold Receipts, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.
SECTION 4.02.       Outstanding Receipts.  Receipts issued prior to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.  Holders and beneficial owners of American Depositary Shares issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and beneficial owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment, in all respects.
SECTION 4.03.       Indemnification.  The parties hereto accept and shall be entitled to the benefits of the indemnification provisions of Section 5.08, as amended by this Amendment, of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 4.04.       Governing Law.This Amendment and the right and obligations of the parties hereunder shall be construed in accordance with and governed by New York law.
SECTION 4.05.       Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorized as of the date set forth above.

SSE plc

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Depositary

By:
Name:
Title:

By:
Name:
Title:

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Exhibit A

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED ORDINARY SHARES OF
SSE plc
(Incorporated in Scotland)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation organized and existing under the laws of the State of New York as a trust company, as Depositary (herein called the Depositary), hereby certifies that ____________is the owner of _____________American Depositary Shares (herein called American Depositary Shares), representing Ordinary Shares of fifty (50) pence each (or evidence of rights to receive Ordinary Shares) (herein called Shares) of SSE plc, a public limited company incorporated in Scotland (herein called the Company). At the date hereof, each American Depositary Share represents one  (1) Share deposited under the Deposit Agreement (hereinafter defined) at the principal  office of the Custodian appointed under the Deposit Agreement (herein called the Custodian).
Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary and Registrar

By:
Authorized Signatory

Countersigned:
By:    _______________________
Authorized Signatory

THE ADDRESS OF THE DEPOSITARY’S OFFICE IS 60 WALL STREET,
NEW YORK, NEW YORK 10005.
[Names and addresses of any co-registrars and co-transfer agents]
(1) The Deposit Agreement. This American Depositary Receipt is one of an issue (the “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of December 12, 2005 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and each person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose (each a “Holder”), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof, hereof and of the Shares. The Deposit Agreement sets forth the rights and obligations of Holders of Receipts and the rights and duties of the Depositary in respect of Shares deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement, the Shares and the Company’s Memorandum and Articles of Association (the “Articles”) are on file at the office of the Depositary for the administration of its American depositary receipt business (the “Depositary’s Office”), at the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Shares and the Articles, and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.
(2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Depositary’s Office of this Receipt, upon payment of the fee of the Depositary provided for in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Articles, the Shares and the other Deposited Securities, the Holder hereof is entitled to delivery, to or upon the order of such Holder, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.
Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by such Holder, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. By ordering delivery of certificates in the name of any person, the Holder hereof will warrant that such person agrees to be bound by all of the terms and conditions of the Articles (such warranty surviving the delivery of the Deposited Securities pursuant to this paragraph). Such delivery will be made, subject to the Deposit Agreement and the Articles, without unreasonable delay at the principal office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor for delivery at the Depositary’s Office; provided that the forwarding of Shares or other Deposited Securities for such delivery at the Depositary’s office shall be at the risk and expense of the Holder hereof.
(3) Transfers, Split-ups and Combinations; Limitations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by a duly authorized attorney, until the transfer books of the Depositary are closed as set forth in paragraph (4) of this Receipt, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books (a) after consultation with the Company at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or (b) at the request of the Company. Except as set forth above, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto, any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the register of the Share Registrar (or of any co-registrar); (ii) payment of any applicable fees as provided in paragraph (6) of this Receipt; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.
The Depositary may refuse to deliver Deposited Securities or Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against deposits of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Receipt or the Deposit Agreement or for any other reason. Notwithstanding any provision of this Receipt or the Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I (A) (1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.
Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which (a) if sold by the Holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or the sale of such Shares would be exempt from such provisions or (b) would thereby infringe any provisions of the Articles. The Depositary may accept Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank for deposit only if such Shares have been acquired in a transaction (i) registered under the Securities Act of 1933, (ii) in compliance with Regulation S under the Securities Act of 1933, or (iii) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect. The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.
(4) Liability of Holder for Taxes. Any tax, duty or other governmental charge (including, without limitation, any stamp taxes) or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Holder hereof any part or all of the other Deposited securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder hereof remaining liable for any deficiency.

(5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of Shares or the sale of Receipts issued upon such deposit is not restricted under the securities laws of the United States. In addition, such person shall be deemed to represent that such Shares (i) are not a holding, or part of a holding, representing an “interest” (as defined in the Relevant Article) in Relevant Shares (as defined in such Relevant Article) (other than interests, if any, of Permitted Persons, as defined in such Relevant Article) and (ii) are not liable to disenfranchisement or disposal by the Company pursuant to the Relevant Article or Article 50 of the Articles. All such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.
(6) Charges of Depositary. The Depositary may charge any party to whom Receipts are issued a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance of a Receipt. The Depositary may charge any party who surrenders Receipts against delivery of Deposited Securities a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the surrender (including any party who surrenders Receipts after termination of this Deposit Agreement) of a Receipt. The Company or the Depositary will pay, in accordance with Section 5.09 of the Deposit Agreement, all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge (including, without limitation, any amounts in respect of any applicable stamp taxes), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Share Registrar and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian or the nominee of either on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales as provided in the Deposit Agreement and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars as described in paragraph (10) (which are reimbursable out of such foreign currency). The Depositary may charge any Holder a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) with respect to (i) Receipts which are issued in connection with any distribution of Shares as described in paragraph (10) or (ii) additional or new Receipts which are issued as described in paragraph (13).In addition, the Depositary may charge a fee of up to $0.05 per American Depositary Share with respect to any distribution of cash dividends made pursuant to the Deposit Agreement, a fee of up to $0.05 per American Depositary Share with respect to any cash distribution (other than cash dividends) made pursuant to the Deposit Agreement, including such cash distributions made pursuant to paragraph (10), and a fee of up to $0.05 per American Depositary Share with respect to the distribution of rights pursuant to paragraph (10) hereof.  The Depositary may, for the operation and maintenance costs in administering the American Depositary Shares, charge any Holder an annual fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof), such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.
(7) Title to Receipts.  It is a condition of this Receipt, and every successive Holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8) Validity of This Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized signatory of such Receipt Registrar or any co-registrar.
(9) [Reserved].
(10)             Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars and distribute the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and applicable fees and charges of, and expenses incurred by, the Depositary. If in the judgment of the Depositary any amount received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.
If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and will if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution, after deduction or upon payment of (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into U.S. dollars if not in U.S. dollars, to the Holders entitled thereto. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the Depositary to the Holders entitled hereto as in the case of a distribution received in cash.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible by such means, or (b) if making such rights available is not lawful or not feasible by such means, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto, net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges, upon an averaged or other practicable basis without regard to any distinctions among such Holders on account of exchange restrictions, the date of delivery of any Receipt or Receipts under the Deposit Agreement or otherwise.
(11) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, after consultation with the Company, fix a record date which date shall, to the extent practicable, be the same as the record date fixed by the Company for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.
(12) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall as soon as practicable thereafter and, to the extent permitted by law, mail to the Holders a notice which will contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with such instructions. The Depositary agrees not to vote the amount of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt. In accordance with the Articles and Scots law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company’s request for information of the nature referred to in paragraphs (20) and (21) may result, inter alia, in withdrawal of the voting rights attaching to the Shares underlying the Receipts held by that Holder and thus of the rights described in this paragraph to direct the voting of Deposited Securities underlying such Receipts.
(13) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
(14) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at the Depositary’s Office or at any other designated transfer office any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books at its transfer office in New York City for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company and the Share Registrar provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the Shares or the Articles.
(15) Withholding. Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Holders shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
(16) Liability of the Depositary, the Company and the Directors. None of the Depositary, the Company and any Director shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Company and any Director shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. None of the Depositary, the Company and any Director assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders, except that each agrees to perform its or his respective obligations set forth in the Deposit Agreement without gross negligence or willful misconduct. None of the Depositary, the Company and any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its or his opinion may involve it or him in expense or liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. None of the Depositary, the Company and any Director shall be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it or him in good faith to be competent to give such advice or information. The

Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.  Subject to the Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary and the Custodian against and hold each of them harmless from any liability, cost or expense that may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the Receipts and (b) out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by the Depositary or the Custodian, except for any liability directly arising out of its gross negligence or willful misconduct and, except to the extent that such liability, cost or expense arises out of information relating to the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents. The Depositary agrees to indemnify the Company and to hold it harmless from any such liability, cost or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian directly due to their gross negligence or willful misconduct. The Depositary and its agents shall not be liable for any acts or omissions made by a predecessor or successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly before the appointment of or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.
(17) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do, such resignation to take effect upon the appointment of a successor depositary as provided in the Deposit Agreement. The Depositary may at any time be removed as Depositary by the Company by written notice of such removal, such termination to take effect upon appointment of a successor depositary as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian and the term “Custodian” shall refer to such substitute.
(18) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts, or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(19) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided under the Deposit Agreement, such termination to become effective by the Depositary mailing notice thereof to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice, for such termination. If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of. two years from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.
(20) Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Receipt or the Deposit Agreement, the Holder hereof agrees to comply with requests from the Company, pursuant to the Articles or the Companies Act, to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in this Receipt and the nature and extent of such interest and any other information required by such request. The Holder hereof acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying this Receipt and, if such Shares, together with all other such Shares in which such Holder has an interest, represent 0.25 percent or more of the nominal value of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying this Receipt. The Holder hereof agrees to comply with the provisions of the Articles and the Companies Act with regard to notification to the Company of interests in Shares.
(21) Certain Definitions. Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.
(22) Headings. Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.
(23) Governing Law. The Deposit Agreement and this Receipt shall be interpreted and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by the laws of the State of New York.
(24) Available Information to the Commission.  The Company currently furnishes to the Commission certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, and otherwise complies with the exemption provided by such Rule. Should the Company cease to furnish the Commission with reports as set forth above while the Deposit Agreement is in effect, it will be subject to the periodic reporting and other requirements under the Securities Exchange Act of 1934, and in accordance therewith file reports and other information with the Commission. Reports and other information furnished by the Company to the Commission can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission in Washington, D.C.

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